UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2006

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway

Lincoln, Rhode Island 02865

(Address of principal executive offices, including zip code)

(401) 333-0610

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2006, Multicell Technologies, Inc. (the “Company”) entered into a letter agreement with Amarin Neuroscience Limited (“Amarin”) pursuant to which the parties agreed to extend the deadline for the Company to make payments under Section 3.2(a) of that certain Worldwide Exclusive License Agreement dated December 31, 2005 between the Company and Amarin, as amended by letter agreement dated June 27, 2006 (the “Agreement”). The deadlines for making payments due to Amarin pursuant to the Agreement were extended to November 3, 2006 and December 15, 2006; provided, however that in the event the Company raises in excess of $3,000,000 in a financing (other than a bridging finance transaction or equity line credit) prior to December 15, 2006, all outstanding payment amounts under the Agreement will immediately become payable.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between Amarin and the Company dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin
Chairman, Chief Financial Officer, Secretary and Director

Date: November 1, 2006